FOR:    Cognizant Technology Solutions Corp.
                                           500 Glenpointe Centre West
                                           Teaneck, NJ  07666

                               CONTACT:    Gordon Coburn
                                           Chief Financial Officer
                                           201-678-2712
FOR IMMEDIATE RELEASE
---------------------
                                           Investors: Stephanie Prince
                                           Press: Brian Maddox/Scot Hoffman
                                           FD Morgen-Walke
                                           212-850-5600
                                           shoffman@fdmw.com

                    COGNIZANT TECHNOLOGY SOLUTIONS ANNOUNCES
                            THREE-FOR-ONE STOCK SPLIT

Teaneck,  NJ -  March  5,  2003 -  Cognizant  Technology  Solutions  Corporation
(Nasdaq: CTSH), a leading provider of custom software development, integration and application outsourcing services, today announced that its Board of Directors has declared a three-for-one stock split on its capital stock in the form of a stock dividend. Stockholders of record as of March 19, 2003 will be entitled to two additional shares of common stock for each share held on that date. The stock distribution is expected to occur on or about April 1, 2003, and the company's Class A Common Stock will begin trading post-split the day after the distribution date.

"The stock split recapitalization reflects the Board's confidence in the company's future prospects," said Kumar Mahadeva, Chairman and Chief Executive Officer. "This stock split is expected to result in a trading volume and trading range for our stock likely to appeal to a broader spectrum of investors."

About Cognizant Technology Solutions
------------------------------------

Cognizant Technology Solutions Corporation (Nasdaq: CTSH) is a leading provider of custom information technology design, development, integration and maintenance services. Focused on delivering strategic information technology solutions that address the complex business needs of its clients, Cognizant provides applications management, development, systems integration and business process outsourcing services through its onsite/offshore outsourcing model.

Cognizant's more than 6,100 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and Ireland, and onsite client teams. Cognizant maintains P-CMM and SEI-CMM Level 5 assessments from an independent third-party assessor and was recently ranked as the top information technology company in Forbes' 200 Best Small Companies in America and in BusinessWeek's Hot Growth Companies. Further information about Cognizant can be found at www.cognizant.com.

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Cognizant believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Potential risks and uncertainties that could cause or contribute to differences include, but are not limited to: (i) the significant fluctuations of Cognizant's quarterly operating results caused by a variety of factors, many of which are not within Cognizant's control, including (a) the number, timing, scope and contractual terms of application design, development and maintenance projects, (b) delays in the performance of projects, (c) the accuracy of estimates of costs, resources and time to complete projects, (d) seasonal patterns of Cognizant's services required by customers, (e) levels of market acceptance for Cognizant's services, (f) potential adverse impacts of new tax legislation, and (g) the hiring of additional staff; (ii) changes in Cognizant's billing and employee utilization rates; (iii) Cognizant's ability to manage its growth effectively, which will require Cognizant (a) to increase the number of its personnel, particularly skilled technical, marketing and management personnel, (b) to find suitable acquisition candidates to support geographic expansion, and (c) to continue to develop and improve its operational, financial, communications and other internal systems, in the United States, India and Europe; (iv) Cognizant's limited operating history with unaffiliated customers; (v) Cognizant's reliance on key customers and large projects; (vi) the highly competitive nature of the markets for Cognizant's services; (vii) Cognizant's ability to successfully address the continuing changes in information technology, evolving industry standards and changing customer objectives and preferences; (viii) Cognizant's reliance on the continued services of its key executive officers and leading technical personnel; (ix) Cognizant's ability to attract and retain a sufficient number of highly skilled employees in the future; (x) Cognizant's ability to protect its intellectual property rights; (xi) the concentration of Cognizant's operations in India and the related geo-political risks of local and cross-border conflicts; (xii) terrorist activity, the threat of terrorist activity, and responses to and results of terrorist activity and threats, including, but not limited to, effects, domestically and/or internationally, on Cognizant, its personnel and facilities, its customers and suppliers, financial markets and general economic conditions; (xiii) the effects, domestically and/or internationally, on Cognizant, its personnel and facilities, its customers and suppliers, financial markets and general economic conditions arising from hostilities involving the United States in Iraq or elsewhere; and (xiv) general economic conditions. Such forward-looking statements include risks and uncertainties; consequently, actual transactions and results may differ materially from those expressed or implied thereby.

Additional information on factors that may affect the business and financial results of the companies can be found in filings of the companies made from time to time with the Securities and Exchange Commission.

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